UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 25, 2018

NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 355-8614

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; APpointment of Certain OFFICERS; Compensatory ARRANGEMENTS of Certain Officers

On September 25, 2018, David Young tendered his resignation as the Chief Financial Officer of Nobilis Health Corp. (the “Company”), such resignation to be effective on October 1, 2018. Mr. Young’s departure is not due to a dispute or disagreement with the Company, its Board of Directors, its Audit Committee or its auditors or on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

On September 25, 2018, the Company appointed Ken Klein as the Company’s Interim Chief Financial Officer, effective immediately following Mr. Young’s departure. As of that date, Mr. Klein will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal.

Mr. Klein served as the Company’s Chief Financial Officer from 2007 to 2010 and again from July 2015 until February 2017. Prior to joining the Company, Mr. Klein served for over five years as Senior Vice President, Chief Financial Officer and Treasurer of the Menninger Clinic, one of the nation’s leading inpatient psychiatric hospitals. Mr. Klein has over 28 years of experience in financial accounting & reporting, analysis, management, auditing, treasury and human resources, focusing primarily in the health care, construction and financial services industries. Mr. Klein began his career in 1988 with KPMG Peat Marwick in the audit practice. After KPMG, Mr. Klein has held various financial leadership positions with Texas Children’s Hospital, Memorial Hermann Healthcare System, Thermo Fisher Scientific, and Castle Dental Centers. Mr. Klein graduated with a B.S. in accounting from Sacred Heart University in Fairfield, Connecticut, where he was a member of Phi Beta Kappa and graduated with an M.B.A. and Post Baccalaureate in Accounting from TWU in Houston Texas. Mr. Klein is a licensed CPA.

In connection with Mr. Klein’s appointment as Chief Financial Officer, his annual base salary will be increased to $300,000.

A copy of the Company’s press release, dated September 25, 2018, announcing the appointment of Mr. Klein as the Company’s Interim Chief Financial Officer and the resignation of Mr. Young is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

By:	/s/ Harry Fleming
Harry Fleming
Chief Executive Officer

Date: September 27, 2018

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 25, 2018